Exhibit 99.1

LITHIA MOTORS AND DCH AUTO GROUP USA COMPLETE COMBINATION TO FORM NATIONAL GROUP

MEDFORD, OREGON, October 1, 2014 – Lithia Motors, Inc. (NYSE: LAD) today announced it has completed the purchase of DCH Auto Group Inc., one of the 10 largest dealer groups in the country. DCH’s 27 stores, located in Southern California, New Jersey and New York, will be combined with Lithia’s 101 stores in the Western United States.

The DCH stores are estimated to generate approximately $2.3 billion in annualized revenue, and are expected to increase 2014 earnings per share by approximately $0.12 to $0.14, excluding acquisition costs. Lithia expects to incur pre-tax costs associated with the transaction of approximately $0.06 to $0.08 per share in 2014.

The combined organization will pursue two growth opportunities: the exclusive franchise, small- to medium-size market strategy that is Lithia’s hallmark and the large metropolitan market strategy the DCH management team has honed since the 1970s. Together, we anticipate this will more than double the potential acquisition opportunities.

The transaction was funded by approximately $364 million in cash, the issuance of 268,770 shares of Lithia common stock, incurring $230 million of vehicle floorplan debt financing, and the assumption of non-floorplan debt of $53 million. In conjunction with the transaction, Lithia increased its syndicated credit facility by $700 million and will increase outstanding mortgage debt by $100 million. After the transaction, Lithia will have approximately $190 million of remaining liquidity.

The combined organization’s brand mix is more diversified with approximately 26% Honda, 21% Toyota, 18% Chrysler, 9% General Motors, 7% BMW, 5% Subaru, 3% Ford, 3% Volkswagen, 3%, Nissan, 2% Mercedes Benz, and 3% other brands. The DCH stores will continue to be led by the current management team, with George Liang, DCH’s President, reporting directly to Bryan DeBoer, Lithia’s President and Chief Executive Officer. It is expected that Shau-wai Lam, founder and DCH Chairman Emeritus, will join the Lithia Board of Directors in April 2015.

Bryan DeBoer commented, “Since the announcement of our combination in June of this year, we have visited each of the DCH stores with their management team and believe our similar cultures and values, along with empowered store leadership, will position us for success now and in the future. We also look forward to welcoming Shau-wai Lam to our board of directors. His depth of industry experience and manufacturer knowledge will be invaluable in the years to come.”

About Lithia

Lithia Motors, Inc. is the eighth largest automotive retailer in the United States. Lithia sells 30 brands of new vehicles and all brands of used vehicles at 128 stores in 14 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites

www.lithia.com

www.lithiainvestorrelations.com

www.lithiacareers.com

www.assuredservice.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter

http://twitter.com/lithiamotors

Contact:

John North

VP Finance and Controller

(541) 618-5748

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” "expect," "anticipate," "intend," "plan," "believe," “estimate,” “may,” "seek," “would,” “should,” “likely,” or "will" and similar references to future periods. Examples of forward-looking statements in this press release include our outlook of revenues and earnings per share results and the assumptions that underlie them and our potential acquisition opportunities as a combined company.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth from time to time in our filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.